Exhibit 99.3

PAG Holding Corp. and Subsidiaries

Condensed Consolidated Financial Statements

September 30, 2025 and 2024

PAG Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in Thousands)

Unaudited	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash	$14,736	$23,252
Restricted cash	292	279
Accounts receivable, net of allowances for credit losses of $3,099 and $2,941 as of September 30, 2025 and December 31, 2024, respectively	64,039	54,831
Contract assets	10,253	3,853
Inventory	187,461	167,098
Prepaid expenses and other assets	4,568	7,571
Total current assets	281,349	256,884
Property and equipment, net	61,287	51,202
Goodwill	441,007	392,456
Other intangible assets, net	314,111	291,297
Net investment in direct finance lease	—	44
Related party receivable (Note 14)	730	730
Operating lease, right-of-use assets, net	30,197	27,981
Financing lease, right-of-use assets, net	62	107
Other non-current assets	376	267
Total assets	$1,129,119	$1,020,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$32	$32
Current maturities of long-term debt – related party	7,028	6,273
Accounts payable	23,535	20,017
Accrued compensation and benefits	10,335	10,383
Other accrued liabilities	24,676	19,709
Operating lease liabilities, current portion	4,976	3,989
Financing lease liabilities, current portion	44	55
Other payables	4,046	5,873
Income taxes payable	4,561	5,500
Total current liabilities	79,233	71,831
Long-term debt, less current maturities and unamortized debt issuance costs	58	76
Long-term debt, less current maturities and unamortized debt issuance costs – related party	686,109	619,546
Deferred income taxes	16,770	7,514
Operating lease liabilities, net of current portion	27,443	25,683
Financing lease liabilities, net of current portion	22	51
Total liabilities	809,635	724,701
Commitments and contingencies (Note 17)	—	—
Stockholders’ equity
Common stock, $0.001 par value 150,000 shares authorized, 147 and 147 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	260,942	259,298
Accumulated other comprehensive loss	(2,980)	(7,272)
Retained earnings	61,522	44,241
Total stockholders’ equity	319,484	296,267
Total liabilities and stockholders’ equity	$1,129,119	$1,020,968

See accompanying notes to the condensed consolidated financial statements.

PAG Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Dollars in Thousands)

Unaudited	Nine Months Ended September 30,
	2025	2024
Revenue	$431,150	$336,119
Cost of sales	262,730	223,207
Gross profit	168,420	112,912
Operating expenses
General and administrative expenses	92,948	61,423
Transaction and acquisition expenses	3,787	7,045
Total operating expenses, net	96,735	68,468
Income from operations	71,685	44,444
Other income and expenses
Interest expense, net – related party	46,886	30,318
Related party management fee (Note 14)	3,480	1,998
Gain on foreign exchange	(20)	(91)
Other expense, net	105	(11)
Total other expenses	50,451	32,214
Income before income taxes	21,234	12,230
Provision for income taxes	4,826	6,471
Net income	16,408	5,759
Other comprehensive loss
Foreign currency translation adjustments	4,292	420
Comprehensive income	$20,700	$6,179

See accompanying notes to the condensed consolidated financial statements.

PAG Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Changes in Stockholders’ Equity

(Dollars in Thousands)

Unaudited	Common Stock
	Shares	Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total
Balance, December 31, 2023	100	$—	$63,585	$693	$37,686	$101,964
Net income	—	—	—	—	5,759	5,759
Common stock issuance	47	—	—	—	—	—
Contributions	—	—	195,039	—	—	195,039
Share based compensation	—	—	505	—	—	505
Foreign currency translation adjustment	—	—	—	420	(332)	88
Balance, September 30, 2024	147	$—	$259,129	$1,113	$43,113	$303,355

Unaudited	Common Stock
	Shares	Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total
Balance, December 31, 2024	147	$—	$259,298	$(7,272)	$44,241	$296,267
Net income	—	—	—	—	16,408	16,408
Contributions	—	—	1,000	—	—	1,000
Share based compensation	—	—	644	—	—	644
Foreign currency translation adjustment	—	—	—	4,292	873	5,165
Balance, September 30, 2025	147	$—	$260,942	$(2,980)	$61,522	$319,484

See accompanying notes to the condensed consolidated financial statements.

PAG Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

Unaudited	Nine Months Ended September 30,
	2025	2024
Operating activities
Net income	$16,408	$5,759
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	18,771	7,744
Provision for credit losses	413	(32)
Non-cash lease cost	(1,644)	(2,168)
Amortization of debt issuance costs	1,141	198
Deferred income tax benefit	(2,571)	(4,116)
Non-cash charge for share-based compensation	644	505
Loss on from disposal of property and equipment	23	—
Changes in assets and liabilities
Accounts receivable	(7,055)	(6,708)
Contract assets	(6,400)	454
Inventory	(17,931)	(8,749)
Prepaid expenses	3,320	(1,001)
Other assets	(137)	(88)
Net investment in direct finance lease	44	3
Accounts payable	1,869	1,665
Other payables	(1,828)	(3,033)
Accrued liabilities	3,400	(5,407)
Operating lease liabilities	2,220	3,172
Income taxes payable	(928)	5,592
Net cash provided by (used in) operating activities	9,759	(6,210)
Investing activities
Purchase of property and equipment	(13,917)	(6,081)
Purchase of business, net of cash acquired	(74,077)	(476,419)
Net cash used for investing activities	(87,994)	(482,500)
Financing activities
Proceeds from issuance of long-term debt	122,500	311,224
Principal payments of long-term debt	(54,912)	(10,062)
Payments of debt issuance costs	(1,430)	(7,297)
Repayments on finance leases	(41)	(3)
Contributions	1,000	195,039
Net cash provided by financing activities	67,117	488,901
Effect of exchange rate changes on cash and cash equivalents	2,615	(116)
Net (decrease) increase in cash	(8,503)	75
Cash and restricted cash, beginning of period	23,531	12,886
Cash and restricted cash, end of period	$15,028	$12,961

Supplemental disclosure of cash flow information
Non-cash transfer of inventory to fixed assets for rental to customers	$2,244	$(1,410)
Cash paid for interest	$46,427	$36,784
Income taxes paid	$6,318	$2,589

See accompanying notes to the condensed consolidated financial statements.

PAG Holding Corp. and Subsidiaries

1. Nature of Business

PAG Holding Corp. and Subsidiaries (collectively, the “Company”), is a wholly owned subsidiary of GenNx/PAG Acquisitions, Inc (the “Parent”). The Company provides maintenance, repair, and overhaul services and distributes components for rotary and fixed wing aircraft, specializing in servicing wheels and brakes, starter generators, avionics, accessories, instruments, hydraulics, engines, fuel components, and auxiliary power units (APUs) through its FAA certified facilities.

The Company sells to customers throughout the world and maintains offices in the United States of America and in foreign countries. For the nine months ended September 30, 2025, 75.1% of the Company’s revenues originated from the United States, 8.2% from Australia, 11.2% from Canada, and the remaining 5.5% from other countries, including Brazil, United Kingdom, and Singapore. For the nine months ended September 30, 2024, 71.5% of the Company’s revenues originated from the United States, 14.8% from Australia, and the remaining 13.7% from other countries, including Canada, Brazil, and Singapore.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”) and with the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement have been included. Interim results are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 2025 or other interim periods. The condensed consolidated balance sheet as of December 31, 2024 has been derived from the audited consolidated financial statements at that date.

These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2024.

All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates affecting the financial statements include, but are not limited to, the allowance for credit losses and the estimate of inventory valuation. The Company evaluates and updates its assumptions and estimates on an ongoing basis. Actual results could differ from those estimates.

Restricted cash

Restricted cash is defined as cash and cash equivalents that cannot be withdrawn or used for general operating activities. As of September 30, 2025 and December 31, 2024, the Company’s restricted cash was $292 and $279, respectively, in connection with a lease agreement and for security of bank guarantee.

PAG Holding Corp. and Subsidiaries

Derivative Instruments

During the nine months ended September 30, 2025, the Company entered into a foreign currency forward contract in connection with the acquisition of Turner Aviation Limited (“Turner Acquisition”) to economically hedge exposure to changes in the British pound related to the purchase price. The derivative instrument was not designated as a hedging instrument for accounting purposes under ASC 815 and was settled in full during the period. For the nine months ended September 30, 2025, the Company recognized a loss of approximately $112 in Other expense, net. No derivative instruments were outstanding as of September 30, 2025.

Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In September 2025, the FASB issued ASU No. 2025-06 Intangibles—Goodwill and Other Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”) to modernize the accounting guidance for costs incurred to develop internal-use software, including which costs are required to be recognized as an asset. ASU 2025-06 is effective for annual and interim reporting periods beginning after December 15, 2027. The Company is evaluating the impact of ASU 2025-06 on its accounting and disclosures.

In July 2025, the FASB issued ASU No. 2025-05 Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”), which provides a practical expedient and, if applicable, an accounting policy election to simplify the measurement of credit losses for certain receivables and contract assets. ASU 2025-05 is effective for annual and interim reporting periods beginning after December 15, 2025 and may be early adopted. The Company is evaluating the impact of ASU 2025-05 on its accounting and disclosures.

In November 2024, the FASB issued ASU No. 2024-03 Income Statement (Topic 220): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires additional disclosures of certain amounts included in the expense captions presented on the statement of operations as well as disclosures about selling expenses. ASU 2024-03 is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, and early adoption is permitted. The Company is evaluating the impact of ASU 2024-03 on its accounting and disclosures.

3. Revenue

The Company generates revenue from the performance of repair services, sales of components, and leasing equipment. The Company’s disaggregated revenue by country is as follows:

For the nine months ended September 30,	2025	2024
Australia	$35,184	$49,784
Brazil	5,065	3,823
United Kingdom	6,359	-
Canada	48,441	32,565
Singapore	12,098	9,741
United States	324,003	240,206
	$431,150	$336,119

PAG Holding Corp. and Subsidiaries

The Company’s disaggregated revenue by service and timing of revenue is as follows:

For the nine months ended September 30,	2025	2024
Equipment leases - over time	$5,952	$2,180
Customer engine and APU repairs services - over time	50,282	31,437
Sales of components and other repair services – point in time	374,916	302,502
	$431,150	$336,119

Contract Assets and Contract Liabilities

Contract assets are the right to consideration in exchange for goods or services that the Company has transferred to a customer when that right is conditional on something other than the passage of time. The Company’s contract assets comprise of unbilled receivables against revenue recognized prior to receipt of payment. Contract assets are classified as current in the condensed consolidated balance sheet due to the short time period between recognition and collection.

The beginning and ending contract balances were as follows:

	September 30, 2025	December 31, 2024
Accounts receivable and other	$64,039	$54,831
Contract assets	10,253	3,853

The changes in contract assets are primarily due to timing differences between the Company’s performance of services or sales of components and the related right for consideration to become unconditional.

4. Allowance for Credit Losses

The following table summarizes the Company’s allowance for credit losses for trade accounts receivable:

Allowance for Credit Losses	2025
Balance January 1	$2,941
Acquired balance	35
Current period provision for expected credit losses	413
Write-offs	(307)
Foreign currency translation	17
Balance September 30	$3,099

5. Inventory

Inventories presented in the accompanying condensed consolidated balance sheets consist of the following amounts:

	September 30, 2025	December 31, 2024
Acquired units, including cores	$151,002	$136,040
Work-in-process	36,459	31,058
Total inventory	$187,461	$167,098

PAG Holding Corp. and Subsidiaries

6. Property and Equipment

Property and equipment presented in the accompanying condensed consolidated balance sheets consist of the following amounts:

	September 30, 2025	December 31, 2024
Shop and test equipment	$57,348	$48,609
Technical manuals	2,659	2,552
Office furniture and equipment	3,141	1,868
Computer hardware and software	4,706	4,248
Vehicles	510	377
Buildings and leasehold improvements	10,587	8,171
Construction in process	4,100	2,112
	83,051	67,937
Less accumulated depreciation	(21,764)	(16,735)
Total property and equipment	$61,287	$51,202

Depreciation expense relating to property and equipment was $3,915 and $2,715 for the nine months ended September 30, 2025 and September 30, 2024, respectively.

Engine equipment included in shop and test equipment and accumulated depreciation was $25,541 and $5,457 at September 30, 2025, and $21,459 and $3,610 at December 31, 2024, respectively.

7. Goodwill and Intangible Assets

Goodwill

Changes in the carrying amount of goodwill for the period ending September 30, 2025 are as follows:

Goodwill
Balance as of December 31, 2024	$392,456
Foreign currency translation	2,088
Goodwill acquired	46,463
Balance as of September 30, 2025	$441,007

Intangible Assets

Intangible assets presented in the accompanying condensed consolidated balance sheets consist of the following amounts:

		September 30, 2025
	Life	Cost	Accumulated Amortization	Net Intangibles
Customer relationships, net	15 years	$241,097	$(41,019)	$200,078
FAA and other licenses	Indefinite	113,882	—	113,882
Tradenames, net	1 year	6,960	(6,809)	151
Total intangibles, net		$361,939	$(47,828)	$314,111

PAG Holding Corp. and Subsidiaries

		December 31, 2024
	Life	Cost	Accumulated Amortization	Net Intangibles
Customer relationships, net	15 years	$216,788	$(29,747)	$187,041
FAA and other licenses	Indefinite	103,682	—	103,682
Tradenames, net	1 year	6,745	(6,171)	574
Total intangibles, net		$327,215	$(35,918)	$291,297

Customer Relationships

Amortization is computed utilizing the straight-line method over the estimated useful lives of the customer relationships, which are 15 years. Amortization expenses related to customer relationships was $11,201 and $3,843 for the nine months ended September 30, 2025, and 2024, respectively. Future amortization for the next five years of customer relationships is as follows:

2025 (3 months remaining)	$4,018
2026	$16,073
2027	$16,073
2028	$16,073
2029	$16,073

Tradenames

Amortization for tradenames is computed utilizing the straight-line method over the estimated useful lives of the tradenames, which are 1 year. Amortization expense related to tradenames was $638 and $3 for the nine months ended September 30, 2025 and 2024, respectively. Future amortization for the next five years of tradenames is as follows:

2025 (3 months remaining)	$49
2026	$102
2027	$—
2028	$—
2029	$—

8. Long-Term Debt

During the nine months ended September 30, 2025, the Company’s long-term debt consisted primarily of borrowings under its Senior Secured Credit Agreement, as amended. All amounts outstanding under the Senior Secured Credit Agreement are held by related parties, as certain lenders are also equity investors in the Company (see Note 14, Related Party Transactions).

As previously disclosed, the Company entered into the Senior Secured Credit Agreement in December 2023, which was amended on September 23, 2024 (the “Amendment 1”). The Amendment 1 was accounted for as a modification, and debt issuance costs incurred in connection with the amendment were capitalized and amortized over the remaining term of the facility.

PAG Holding Corp. and Subsidiaries

Effective July 9, 2025, the Company entered into a second amendment to the Senior Secured Credit Agreement (the “Amendment 2”) to provide for incremental term loan commitments in an aggregate principal amount of $75,500, which were drawn on the amendment effective date. The incremental term loan bears interest at a variable rate consistent with the existing term loans under the Senior Secured Credit Agreement and matures on the same date as the original facility. The Company evaluated the Amendment 2 in accordance with ASC 470 and concluded that the amendment should be accounted for as a modification. Accordingly, the incremental proceeds were recorded as additional long-term debt, and fees incurred in connection with Amendment 2 of approximately $1,430 were capitalized as debt issuance costs and are being amortized over the remaining term of the Senior Secured Credit Agreement.

The Company’s long-term debt consists of the following:

	September 30, 2025	December 31, 2024
A term loan, under the Senior Secured Credit Agreement, for a total principal amount of $333,500, with a maturity date of December 21, 2029. The loan bears interest at the bank’s SOFR plus a margin rate. Interest and principal is payable quarterly. The effective interest rate was 10.0% at September 30, 2025. The loan calls for quarterly principal payments of $834.	$328,419	$330,165
The Amendment 1 under the Senior Secured Credit Agreement, for a total principal amount of $183,860, with a maturity date of December 21, 2029. The loan bears interest at the bank’s SOFR plus a margin rate. Interest and principal is payable quarterly. The effective interest rate was 10.0% at September 30, 2025. The loan calls for quarterly principal payments of $460.	182,481	183,400
The Amendment 2 under the Senior Secured Credit Agreement, for a total principal amount of $75,500 with a maturity date of December 21, 2029. The loan bears interest at the bank’s SOFR plus a margin rate. Interest and principal is payable quarterly. The effective interest rate was 10.0% at September 30, 2025. The loan calls for quarterly principal payments of $189.	74,097	—
A revolving line of credit, under the Senior Secured Credit Agreement, with an amount available up to $50,000 with a maturity date of December 21, 2029. The loan bears interest at the bank’s base rate plus a margin rate. Interest is payable quarterly. The unfunded rate is 0.5%. The amount available was $43,000 and $40,000 at September 30, 2025 and December 31, 2024, respectively.	7,000	10,000
A delayed draw term loan, under the Senior Secured Credit Agreement, of $110,000 with a maturity date of December 21, 2029. The loan bears interest at the bank’s SOFR plus a margin rate. Interest is payable quarterly. The unfunded rate is 1%. No amounts were available at September 30, 2025 and December 31, 2024.	108,625	109,450

PAG Holding Corp. and Subsidiaries

A Vehicle Retail Installment Contact for a principal amount of $56, with a termination date of November 3, 2027. The loan does not bear interest. Principal is payable monthly.	22	27
A Vehicle Retail Installment Contact for a principal amount of $88, with a termination date of July 23, 2028. The loan bears interest at 2.9%. Interest and principal is payable monthly.	67	80
Total	700,711	633,122
Less current maturities	(7,060)	(6,305)
Less debt issuance costs	(7,484)	(7,195)
Long-term debt, net of current maturities and unamortized debt issuance costs	$686,167	$619,622

The Company’s long-term debt under the Senior Secured Credit Agreement is collateralized by substantially all assets of the Company. The Company is required to meet certain financial and non-financial covenants. As of September 30, 2025, the Company was in compliance with all covenants.

For the nine months ended September 30, 2025 and 2024, interest expense recognized was $47,192, including amortization of debt issuance costs of $1,141, and $30,316, including amortization of debt issuance costs of $198, respectively.

Future maturities of all the Company’s long-term debt are as follows:

As of September 30,
2025 (3 months remaining)	$1,765
2026	7,060
2027	7,061
2028	7,046
2029	677,779
Total	700,711
Less current maturities	(7,060)
Less debt issuance costs	(7,484)
Long-term debt, net of current maturities and unamortized debt issuance costs	$686,167

9. Leases

Operating Leases

Lease cost information related to operating leases is as follows:

Nine months ended September 30,	2025	2024
Operating lease cost	$5,542	$4,007
Short-term lease cost	221	292
Variable lease cost	649	638
Total lease cost	$6,412	$4,937

PAG Holding Corp. and Subsidiaries

Finance Leases

Lease cost information related to finance leases is as follows:

Nine months ended September 30,	2025	2024
Amortization of lease assets included in depreciation and amortization expense	$44	$—
Interest on lease liabilities included in interest expense	7	—
Total lease cost	$51	$—

Lease Terms and Other Information

The following summarizes the weighted average remaining lease term and discount rate as of September 30:

	September 30, 2025	December 31, 2024
Weighted average remaining lease term
Operating leases	6.2	6.9
Finance leases	1.8	2.3
Weighted average discount rate
Operating leases	9.6%	9.7%
Finance leases	10.4%	10.4%

Other information related to leases is as follows:

Nine months ended September 30,	2025	2024
Cash paid for amounts included in the measurement of lease obligations
Operating cash flows from operating leases	$5,225	$3,610
Operating cash flows from finance leases	7	—
Financing cash flows from finance leases	41	4
Right-of-use assets obtained in exchange for lease obligations Operating leases	5,049	4,663

Future maturities of the Company’s lease liabilities are as follows:

As of September 30,	Operating	Finance
2025 (3 months remaining)	$2,025	$16
2026	7,702	36
2027	7,295	12
2028	7,270	9
2029	5,870	—
Thereafter	13,694	—
Total lease payments	43,856	73
Less imputed interest	(11,437)	(7)
Present value of minimum lease payments	$32,419	$66

PAG Holding Corp. and Subsidiaries

The Company had leases denominated in a foreign currency comprised of the following:

	September 30, 2025	December 31, 2024
Operating lease, ROU assets	3,682	2,665
Current operating lease liabilities	748	506
Long term operating lease liabilities	3,058	2,228

Depreciation expense relating to engine equipment under operating leases is recorded as cost of sales. Depreciation expense recorded as cost of sales was $3,017 and $1,183 for the nine months ended September 30, 2025, and 2024, respectively. Engine equipment is recorded within property and equipment, net as these operating leases are less than 12 months in duration.

10. Retirement Plans

The Company sponsors a 401(k) plan covering substantially all of its employees who reside in the United States. The Company makes matching contributions of 25% of the employees’ contributions up to 6% of the employees’ compensation. The Company’s matching contributions to the 401(k) plan were $140 and $130 for the nine months ended September 30, 2025 and 2024, respectively.

The Company sponsors a Group Retirement Savings Plan (RSP) for its employees who reside in Canada, with the exception of World Aviation Corporation. The Company makes matching contributions of 25% of the employees’ contributions up to 6% of the employees’ compensation. The Company’s matching contributions to the RSP were $6 and $5 for the nine months ended September 30, 2025 and 2024, respectively.

The Company sponsored a safe harbor 401(k) plan covering Keystone Turbine Services, Trace Aviation, Inc. and Velocity Aerospace Group, Inc.’s employees. During 2024, the employees of Prime Turbine, LLC and Pacific Turbine USA, LLC were merged into the plan. The Company made safe harbor matching contributions up to 3% of the employees’ compensation and 50% on the employees’ contributions that are greater than 3% but less than or equal to 5% of the employees’ compensation. The Company’s matching contributions to the safe harbor 401(k) plan were $471 and $423 for the nine months ended September 30, 2025 and 2024, respectively.

In 2024, the Company began sponsoring a safe harbor 401(k) plan covering Aviation Welding Technologies, LLC and CeralUSA, LLC’s employees. The Company makes safe harbor matching contributions up to 4% of the employees’ compensation. The Company’s matching contributions to the safe harbor 401(k) plan were $53 and $12 for the nine months ended September 30, 2025 and 2024, respectively.

In 2024, the Company began sponsoring a 401(k) plan covering Icon Aerospace, LLC and The Auxiliary Group, LLC’s employees. The Company makes matching contributions up to 2% of the employees’ compensation. The Company’s matching contributions to the safe harbor 401(k) plan were $79 and $3 for the nine months ended September 30, 2025 and 2024, respectively.

The Company pays mandatory contributions to the Central Provident Fund (CPF) retirement fund for all of its employees who reside in Singapore. Rates are set annually based on age. The CPF contribution are subject to monthly and annual salary ceilings. The Company’s CPF contributions were $37 and $20 for the nine months ended September 30, 2025 and 2024, respectively.

The Company pays mandatory superannuation for all of its employees who reside in Australia. Rates are set by the government and are subject to maximum quarterly earning limits. The Company’s superannuation contributions were $393 and $425 for the nine months ended September 30, 2025 and 2024, respectively.

PAG Holding Corp. and Subsidiaries

11. Income Taxes

The Company’s quarterly provision for income taxes is based on the estimated annual effective tax rate adjusted for discrete items that are recorded in the period in which they occur.

For the nine months ended September 30, 2025 and 2024, the Company reported a tax provision of $4,826 and $6,471 on pretax book income of $21,234 and $12,230, respectively. This resulted in an effective tax rate of 22.7% and 52.9% for September 30, 2025 and 2024, respectively. The Company’s effective tax rate differed from the U.S. statutory rate of 21% primarily due to state and foreign income tax expenses, changes in the valuation allowance as a result of the One Big Beautiful Bill (see below), return-to-provision adjustments, and other non-deductible expenses.

On July 4, 2025, the United States Congress passed the budget reconciliation bill H.R. 1 referred to as the One Big Beautiful Bill Act (“OBBBA”). The OBBB contains several changes to corporate taxation including modifications to capitalization of research and development expenses, limitations on deductions for interest expense and accelerated fixed asset depreciation. The Company has evaluated the legislation and has incorporated the impact into its financial statements for the nine months ended September 30, 2025 and 2024.

No deferred U.S. income tax liability has been recognized on undistributed earnings of certain foreign subsidiaries as they have been deemed permanently invested outside the U.S., and it is not practicable to estimate the deferred tax liability related to such undistributed earnings.

The Company did not record any significant changes in its unrecognized tax benefits or total interest and penalties for tax years remaining open to examination during the nine months ended September 30, 2025 and 2024. Currently, there are not any ongoing audits or examinations with any tax jurisdictions.

12. Stockholders’ Equity

During 2025, the Company received stockholder contributions totaling $1,000, which were made in the form of $250 of cash and $750 of rollover equity as a result of the Turner Aviation Limited acquisition discussed in Note 18. The contributions have been recorded as additional paid-in capital in the condensed consolidated statement of changes in stockholders’ equity.

The foreign currency translation adjustment included in the condensed consolidated statement of changes in stockholders’ equity represents the net effect of translating the financial statements of foreign subsidiaries into the reporting currency. The translation adjustments, recorded as other comprehensive income (loss), was a gain of $4,292 and a loss of $420 for the nine months ended September 30, 2025, and 2024, respectively.

Preferred Stock

The Company is authorized to issue preferred stock. As of September 30, 2025 and December 31, 2024, no preferred stock is outstanding.

Common Stock

No dividends were declared or paid as of September 31, 2025 or December 31, 2024.

PAG Holding Corp. and Subsidiaries

13. Stock-Based Compensation

Profit Unit Awards

The Parent has granted profit unit awards to certain employees of the Company. The profit unit awards consist of time vesting units and performance vesting units. The time vesting units vest ratably over a four-year period and compensation expense is recorded over the vesting period. The performance vesting units vest upon certain performance conditions being met.

Information regarding the equity incentive awards is as follows:

	Time vesting units	Performance vesting units	Total
Outstanding, December 31, 2023	7,091	7,091	14,182
Granted	2,918	2,918	5,836
Outstanding, September 30, 2024	10,009	10,009	20,018

	Time vesting units	Performance vesting units	Total
Outstanding, December 31, 2024	10,009	10,009	20,018
Granted	1,289	1,288	2,577
Outstanding, September 30, 2025	11,298	11,297	22,595

14. Related Party Transactions

The Company is required to pay fees to parent companies for management services. Management fees are payable in arrears on the first day of each calendar quarter. Total management fees and expenses paid to parent companies included in other expenses in the condensed consolidated statements of operations and comprehensive income (loss) were $3,480 and $1,998 for the nine months ended September 30, 2025 and 2024, respectively.

A stockholder owns and leases hangar space to the Company for which total rent payments approximated $70 and $68 for the nine months ended September 30, 2025 and 2024, respectively.

The Company paid expenses of $155 and $783 on behalf of certain stockholders for the nine months ended September 30, 2025 and 2024, respectively.

The Company issued a related party note to a stockholder for $730 during 2023. The note is to be repaid at the earlier of either a) the sale of the Company or b) November 10, 2033. The note bears interest of 5.25%. The outstanding balance of the related party note receivable on the condensed consolidated balance sheet is $730 at September 30, 2025 and December 31, 2024.

Certain lenders under the Company’s Senior Secured Credit Agreement are also equity investors in the Company and are therefore considered related parties. As of September 30, 2025 and December 31, 2024, all amounts outstanding under the Company’s long-term debt arrangements were held by related parties. Additional information regarding the terms and conditions of the Company’s related-party debt is provided in Note 8, Long-Term Debt.

PAG Holding Corp. and Subsidiaries

15. Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The inputs used to measure fair value into the following hierarchy are determined as follows:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2	Unadjusted quoted prices in active markets for similar assets or liabilities, or unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability.

Level 3	Unobservable inputs for the asset or liability.

For cash, accounts receivable and accounts payable, the fair value approximates the carrying value due to the short maturity periods of these financial instruments.

The carrying value of the Company’s long-term debt approximated fair value as of September 30, 2025, based on current borrowing rates available to the Company for instruments with similar terms, maturities, and credit risk.

16. Concentrations of Risk

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. Deposits in Canadian, Brazilian, United Kingdom, Australian, and Singaporean banks totaled $2,910 and $3,643 at September 30, 2025 and December 31, 2024, respectively.

The Company is periodically subject to risk with regards to certain large customers, the loss of any of such could have an adverse impact on the Company. At September 30, 2025 and 2024, there were no customers considered to be significant.

17. Commitments and Contingencies

The Company is a licensed Federal Aviation Administration (FAA) repair facility and is subject to regulatory inspection and compliance requirements to maintain such licenses. In addition, certain of the Company’s vendors and customers have inspection and compliance requirements. These compliance and regulatory obligations periodically result in claims and investigations related to products, contracts and employment matters which may result in litigation or other legal action including warranty liability to repair or replace certain products or fines, penalties and compensatory damages. Management of the Company believes, based upon current information, that the outcome of any such disputes and investigations will not have a material effect on our financial position, results of operations, or cash flows. Where it is reasonably possible that the Company will incur losses in excess of recorded amounts in connection with any such matters, the Company will disclose either the amount or range of reasonably possible losses in excess of such amounts or, where no such amount or range can be reasonably estimated, the reasons why no such estimate can be made.

18. Business Combinations

AWT/CeralUSA Holdings, LLC

On April 16, 2024, the Company completed the acquisition of the equity interests of AWT/CeralUSA Holdings, LLC (AWT/Ceral) for an aggregate cash purchase price of $16,465, which included $486 of cash acquired. The consideration was allocated to the assets acquired and liabilities assumed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations (“ASC 805”), which includes purchase accounting adjustments to reflect the fair values of the underlying assets and liabilities. The result of operations of AWT/Ceral are consolidated with the Company from the date of acquisition. This strategic acquisition enhances the Company’s welding and coating capabilities while broadening its product offerings for the airline market.

PAG Holding Corp. and Subsidiaries

Purchase Price Consideration

Assets acquired
Cash and cash equivalents	$486
Accounts receivable	803
Inventory	49
Prepaid expenses and other current assets	8
Property & equipment	17
Right of use asset	972
Deferred tax asset	214
Goodwill	15,092
Liabilities assumed
Accounts payable	123
Accrued expenses	83
Lease liabilities	970
Net assets acquired	$16,465

Unaudited Pro Forma Condensed Consolidated Financial information

The following unaudited pro forma financial information for the nine months ended September 30, 2024 has been prepared by adjusting the Company’s historical consolidated results to reflect the acquisition of AWT/Ceral as though the acquisition had occurred on January 1, 2023. The unaudited pro forma financial information reflects the application of business combination accounting.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisition occurred on January 1, 2023, nor is it intended to be indicative of future results of operations.

Nine months ended September 30,
2024
Revenues	$338,668
Net income	$7,562

The Company’s condensed consolidated statements of operations for the nine months ended September 30, 2024 include revenue of $4,269 and income of $1,589 attributable to AWT/Ceral since the date of acquisition.

Costs incurred for the purchase of AWT/Ceral comprise of $1,041 recorded in operating expenses in the condensed consolidated statement of operations and comprehensive income (loss) as of September 30, 2024.

UAS Holdings, LLC

On September 23, 2024, the Company completed the acquisition of the equity interests of UAS Holdings, LLC (UAS) for an aggregate purchase price of $467,061, which included $6,621 of cash acquired. The purchase price was paid to the sellers through cash of $458,861 and rollover equity comprised of parent company units fair valued at $8,200. The fair value of the rollover equity was estimated by comparison to a similar equity transaction for cash at the same date. The consideration was allocated to the assets acquired and liabilities assumed in accordance with ASC 805, which includes purchase accounting adjustments to reflect the fair values of the underlying assets and liabilities. The results of operations of UAS are consolidated by the Company from the date of acquisition. This strategic acquisition significantly enhanced the Company’s avionics and engine services capabilities while broadening its product offerings for the airline market.

PAG Holding Corp. and Subsidiaries

Purchase Price Consideration

Assets acquired
Cash and cash equivalents	$6,621
Accounts receivable	11,854
Inventory	23,303
Prepaid expenses and other current assets	526
Property & equipment	13,776
Right of use asset	6,764
Identified intangible assets	193,548
Deferred tax asset	1,183
Goodwill	222,412
Liabilities assumed
Accounts payable	2,161
Accrued expenses	4,001
Lease liabilities	6,764
Net assets acquired	$467,061

The acquired intangible assets of approximately $193,548 were assigned to tradenames of $787, certifications of $48,591, and customer relationships of $144,170.

Unaudited Pro Forma Condensed Consolidated Financial information

The following unaudited pro forma financial information for the nine months ended September 30, 2024 has been prepared by adjusting the Company’s historical consolidated results to reflect the acquisition of UAS as though the acquisition had occurred on January 1, 2023. The unaudited pro forma financial information reflects the application of business combination accounting, including incremental amortization expense related to acquired intangible assets and interest expense associated with acquisition financing.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisition occurred on January 1, 2023, nor is it intended to be indicative of future results of operations.

Nine months ended September 30,
2024
Revenues	$406,214
Net income	$7,224

The Company’s condensed consolidated statements of operations for the nine months ended September 30, 2024 include revenue of $3,896 and income of $728 attributable to UAS since the date of acquisition.

Costs incurred for the purchase of UAS comprise of $5,031 recorded in operating expenses in the condensed consolidated statement of operations and comprehensive income (loss) as of September 30, 2024.

PAG Holding Corp. and Subsidiaries

Turner Aviation

On July 9, 2025, the Company acquired Turner Aviation Limited (Turner), for an aggregate purchase price of $77,337, inclusive of cash acquired amounting to $3,261, an earnout of $762, and rollover equity of $747. The consideration was allocated to the assets acquired and liabilities assumed in accordance with ASC 805, which includes purchase accounting adjustments to reflect the fair values of the underlying assets and liabilities. The results of operations of Turner are consolidated by the Company from the date of acquisition. This strategic acquisition allows the Company to enter European markets as Turner is headquartered in the United Kingdom, specializing in the repair and overhaul of a wide range of avionics, components, and fuel systems.

Purchase Price Consideration

Assets acquired
Cash and cash equivalents	$3,261
Accounts receivable	2,566
Inventory	4,677
Prepaid expenses and other current assets	290
Income taxes receivable	11
Property & equipment	504
Right of use asset	527
Identified intangible assets	34,562
Goodwill	46,463
Liabilities assumed
Accrued compensation and benefits	718
Deferred tax liability	11,828
Accounts payable	1,650
Accrued expenses	801
Lease liabilities	527
Net assets acquired	$77,337

Unaudited Pro Forma Condensed Consolidated Financial information

The following unaudited pro forma summary for the period ended September 30, 2025 and September 30, 2024 has been prepared by adjusting the Company’s historical consolidated results to reflect the acquisition of Turner as though the acquisition had occurred on January 1, 2024. The unaudited pro forma financial information reflects the application of business combination accounting, including incremental amortization expense related to acquired intangible assets and interest expense associated with acquisition financing.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisition occurred on January 1, 2024, nor is it intended to be indicative of future results of operations.

	Nine months ended September 30,
	2025	2024
Revenues	$443,565	$353,152
Net income	$20,207	$3,499

PAG Holding Corp. and Subsidiaries

The Company’s condensed consolidated statements of operations for the nine months ended September 30, 2025 include revenue of $6,359 and income of $1,326 attributable to Turner since the date of acquisition.

Costs incurred for the purchase of Turner comprise of $3,881 recorded in operating expenses in the condensed consolidated statement of operations and comprehensive income (loss) as of September 30, 2025.

The total consideration includes an accrual of $762 as of the acquisition date representing the estimated fair value of contingent consideration the Company may be obligated to pay should Turner meet a certain earnings objective following the acquisition. The acquisition-date fair value of contingent consideration was estimated using Monte Carlo simulation option pricing method. The contingent consideration liability is remeasured at fair value each reporting period.

The goodwill recognized as part of the acquisitions is tax deductible, the non-deductible portion is related to the UAS goodwill acquired through rollover equity. Goodwill is attributable primarily to the expected synergies and assembled workforces of the acquired businesses.

19. Subsequent Events

Subsequent events have been evaluated and disclosed through January 23, 2026, the date the condensed consolidated financial statements were available to be issued.

On November 7, 2025, the Company entered into a definitive agreement to acquire all of the equity interests of H.E.R.O.S. Inc., a premier Rolls Royce MRO provider based in Chandler, Arizona, for $13,600. H.E.R.O.S is recognized for its technical expertise, strong customer relationships, and long-standing support for both domestic and international operators.

On December 15, 2025, the Company signed a letter of intent to be acquired by VSE Corporation (the “Buyer”). Under the terms of the agreement, the Buyer will acquire 100% of the outstanding equity interests of the Company for an aggregate base purchase price of approximately $2,025,000 subject to customary closing adjustments. The transaction is subject to the satisfaction of customary closing conditions and regulatory approvals and is expected to close in the first half of 2026.

On January 7, 2026, the Company entered into a definitive agreement to acquire all of the equity interests of Aviation Concepts LLC, a Fixed Base Operator facility based in Florida, for $5,500.